Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bluegreen Corporation of our report dated May 14, 1999, included in the 1999 Annual Report to Shareholders of Bluegreen Corporation.

We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-48075) pertaining to the Registrant's Retirement Savings Plan and in the related Prospectus, (ii) the Registration Statement (Form S-8 No. 33-61687) pertaining to the Registrant's 1988 Amended and Restated Outside Directors Stock Option Plan and 1995 Stock Incentive Plan and in the related Prospectus and (iii) the Registration Statement (Form S-8 No. 333-64659) pertaining to the Registrant's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan and in the related Prospectus of our report dated May 14, 1999, with respect to the consolidated financial statements of Bluegreen Corporation incorporated herein by reference for the year ended March 28, 1999.

                                                        ERNST & YOUNG LLP

West Palm Beach, Florida
June 22, 1999